UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 1, 2023
PRA Group, Inc.
_________________________________________
(Exact name of registrant as specified in its charter)

Delaware		000-50058	75-3078675
(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)

120 Corporate Boulevard
Norfolk,	Virginia		23502
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code:	(888)	772-7326
Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	PRAA	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On December 1, 2023, PRA Group, Inc. (the “Company”) entered into an employment agreement (the “Employment Agreement”) with Vikram A. Atal, the Company’s President and Chief Executive Officer, upon the recommendation of the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”).The Employment Agreement, which is effective December 1, 2023, specifies the compensation, benefits, term of employment and other terms and conditions relating to Mr. Atal’s employment, and supersedes the prior Letter Agreement dated March 27, 2023 between the Company and Mr. Atal. The Employment Agreement expires December 31, 2025, unless terminated earlier in accordance with its terms. Under the terms of the Employment Agreement, Mr. Atal's annual base salary remains $950,000 and he continues to be eligible for an annual bonus under the Company’s Annual Bonus Plan and equity awards under the Company’s Omnibus Incentive Plan, subject to approval by the Compensation Committee. The Employment Agreement also provides for customary restrictive covenants relating to non-solicitation, non-competition, non-disparagement and confidentiality.
Under the terms of the Employment Agreement, if Mr. Atal’s employment is terminated by the Company without Cause (as defined in the Employment Agreement) or Mr. Atal terminates his employment due to a Constructive Termination (as defined in the Employment Agreement), and subject to Mr. Atal’s execution and non-revocation of a release of claims in favor of the Company, he will receive the following: (i) a severance payment equal to the greater of (x) the minimum base salary due under the remaining term of the Employment Agreement and (y) 1.5 times Mr. Atal’s then current base salary (increased to two times such base salary in the event of a Change in Control, as defined in the Employment Agreement); (ii) 1.5 times the target annual bonus for the year in which termination occurs (increased to two times such annual bonus in the event of a Change in Control); and (iii) up to 24 months of reimbursement for Consolidated Omnibus Budget Reconciliation Act (“COBRA”) premiums.

The Employment Agreement does not provide for severance payments if Mr. Atal is terminated for Cause or he resigns without a Constructive Termination.

The foregoing summary description of the Employment Agreement is not complete and is qualified in its entirety by reference to the actual text of the Employment Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits
	10.1	Employment Agreement, dated as of December 1, 2023, between PRA Group, Inc. and Vikram A. Atal.
	104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRA Group, Inc.

Date: December 7, 2023	By:	/s/ Rakesh Sehgal
Rakesh Sehgal
Executive Vice President and Chief Financial Officer